Exhibit 4.11

DUCOMMUN INCORPORATED

A copy of the statement of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof, as established by the Certificate of Incorporation of the Corporation, or by any certificate of determination of preferences, and the number of shares constituting each series, and the designations thereof, will be furnished to shareholders of the Corporation upon request and without charge from the principal office of the Corporation.

The Board of Directors of the Corporation has authority to fix the dividend rights, dividend rate, conversion rights, voting rights, redemption price or prices (including sinking fund provisions), liquidation preferences, number of shares constituting any series, and the designations of such series, of any wholly unissued series of any class of shares.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement dated as of February 17, 1999 by and between Ducommun Incorporated and Harris Trust Company of California, as Rights Agent (the “Rights Agreement”), as amended to date, the terms and conditions of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Ducommun Incorporated. Under certain circumstances specified in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain persons may become null and void. Ducommun Incorporated will mail to the record holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor. As described in the Rights Agreement, Rights Beneficially Owned by any Person who becomes a 15% Stockholder or any Affiliate or Associate of a 15% Stockholder (as such capitalized terms are defined in the Rights Agreement) shall become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of		under Uniform Gifts to Minors

survivorship and not as tenants	Act
in common		(State)

UNIF TRF MIN ACT —		Custodian (until age	)
(Cust)
under Uniform Transfers
(Minor)

to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRlTE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X
X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S), SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE l7Ad-15.